SWK Holdings Corporation Announces Uplisting to Nasdaq Capital Market

Trading to begin on January 23, 2020

SWK Holdings to ring the Nasdaq Stock Market Opening Bell on January 23rd

Dallas, TX, January 21, 2020 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, today announced that its shares of common stock have been approved for listing on the Nasdaq Capital Market. Trading on the exchange is expected to commence on January 23, 2020 under the ticker symbol “SWKH.”

Commemorating the Nasdaq uplisting, Chairman and Chief Executive Officer Winston Black and other members of SWK’s management team will ring the Nasdaq Opening Bell on January 23rd. The Opening Bell ceremony will be broadcast live starting at 9:15 a.m. Eastern Time from the Nasdaq MarketSite Tower in New York City. To view the broadcast, please visit: https://www.nasdaq.com/marketsite/bell-ringing-ceremony or http://Facebook.com/Nasdaq.

"The listing of our stock on The Nasdaq Capital Market is a substantial milestone for SWK and a springboard into what we expect will be an exciting 2020," stated Mr. Black. "Uplisting is an important aspect of our goal to drive long-term shareholder value by potentially augmenting our visibility within the investment community to increase the liquidity of our stock and broaden our shareholder base, and should complement our growth strategy to target compelling opportunities, such as the acquisition of Enteris BioPharma, to expand our life science franchise."

SWK creates unique financing structures that support growth opportunities for small- and mid-sized commercial-stage life sciences companies. SWK typically targets transactions in the $5 million to $20 million range, a niche that is often ignored by larger firms. Since launching in 2012, SWK has successfully executed this business model with 36 partners, deployed $537 million of capital and created a portfolio of royalties and structured credit backed by royalties that totals approximately $175 million across 23 partners.

On August 26, 2019, SWK acquired Enteris BioPharma, Inc. (“Enteris”), a biotechnology company developing innovative oral formulations of hard-to-dose peptide- and small molecule-based therapies built around its proprietary drug delivery technology, Peptelligence®.  Presently, many drugs in these categories can only be administered via intravenous injection, which can limit market opportunities for the drug maker and reduce patient compliance.  Enteris licenses its Peptelligence technology to pharmaceutical partners to use to improve the solubility of hard-to-dose therapeutics.

As a wholly-owned subsidiary of SWK, Enteris will continue to focus on the advancement of the external partnerships built around Peptelligence, as well as its internal 505(b)(2) drug development pipeline, both of which have the potential to deliver lucrative near and longer-term licensing opportunities.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor / Media Relations:

Maureen McEnroe / Jason Rando

Tiberend Strategic Advisors, Inc.

212.375.2664 / 212.375.2665

mmcenroe@tiberend.com / jrando@tiberend.com